[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]









Writer's Direct Dial:  (212) 225-2420


                                        January 24, 1997


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

      Re:  Amendment No. 1 to the Registration Statement
           on Form S-4 (File No. 333-19627)
           ---------------------------------------------

Ladies & Gentlemen:

          We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the amendment to the Registration Statement on Form S-4 (File
No. 333-19627). In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, as amended, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By /s/ Stephen H. Shalen
                                --------------------------------
                                  Stephen H. Shalen, a partner